UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SKAGIT STATE BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2007

TO OUR SHAREHOLDERS:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Skagit State Bancorp, Inc., which will be held at 7:30 p.m. on Wednesday, April 18, 2007 at the Cottontree Inn Convention Center, 2300 Market Street, Mount Vernon, Washington.

In connection with the meeting, enclosed is a Notice of Annual Meeting, Proxy Statement, and a form of Proxy.  At the Annual Meeting, you will be asked to elect directors and act on such other matters as may properly come before the meeting. Whether or not you plan to attend this meeting, we request that you return the enclosed Proxy to the Company promptly in the return, postage-paid envelope provided, so that as many shares as possible will be represented at the meeting.  If you attend the meeting, you may vote in person.  Also enclosed for your information is the Company’s 2006 Annual Report.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Cheryl R. Bishop
President & Chief Executive Officer

SKAGIT STATE BANCORP, INC.
301 East Fairhaven Avenue
Burlington, Washington 98233

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that, pursuant to call of its directors, the regular Annual Meeting of Shareholders of Skagit State Bancorp, Inc. (the “Company”) will be held at the Cottontree Inn Convention Center, 2300 Market Street, Mount Vernon, Washington, on Wednesday April 18, 2007 at 7:30 p.m. local time for the purpose of considering and voting upon the following matters:

1.                                       ELECTION OF DIRECTORS.  To elect current directors Michael E. Pegram and Daniel R. Peth, each for three-year terms expiring in 2010.

2.                                       WHATEVER OTHER BUSINESS may properly come before the Annual Meeting or any adjournments thereof.

Only those shareholders of record at the close of business on March 20, 2007, will be entitled to notice of the meeting and to vote at the meeting.

March 26, 2007

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Donna L. Weaver, Secretary to the Board

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy Card and return it in the enclosed postage prepaid envelope. Retention of the Proxy is not necessary for admission to the Annual Meeting.

i

ii

SKAGIT STATE BANCORP, INC.

PROXY STATEMENT

For Annual Meeting of Shareholders

to be held on April 18, 2007

INTRODUCTION

This Proxy Statement is furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 7:30 p.m. on Wednesday, April 18, 2007, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting were first mailed to shareholders on or about March 26, 2007.

GENERAL INFORMATION

Purpose of the Meeting

The purpose of the meeting is to:

•                  Elect Michael E. Pegram and Daniel R. Peth to serve as directors of the Company, for three-year terms, until their successors have been elected and qualified.

Record Ownership

The Board of Directors of the Company has fixed the close of business on March 20, 2007 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.  The number of shares of common stock outstanding and entitled to vote as of the record date was 673,057.  Each shareholder of record will be entitled to cast one vote for each share registered in his or her name upon any matter voted upon.

Quorum

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.  Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum.  Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.  Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted.  Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Solicitation of Proxies

The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company and the costs of solicitation will be borne by the Company.  Such costs are expected to be limited to mail and telephone expenses.  It is not expected that compensation will be paid for the solicitation of proxies; however, in the event we engage an outside proxy solicitation firm to render proxy solicitation services, we will pay a fee for such services.

When a Proxy card is returned properly signed and dated, the shares represented by the Proxy will be voted in accordance with the instructions on the Proxy card.  Where no instructions are indicated, proxies will be voted FOR the director nominees.

Voting of Proxies

Shareholders who execute Proxies retain the right to revoke them at any time.  Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later Proxy prior to a vote being taken at the Annual Meeting.  Attendance at the Annual Meeting will not automatically revoke a Proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a previously granted Proxy.

Voting of Proxies by Shareholders of Record and Beneficial Owners

A portion of the Company’s shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name.  As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholders of Record.  If your shares are registered directly in your name, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent to you by the Company through its transfer agent.  As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.  We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record.  As the beneficial owner, you have the right to direct your broker on how to vote.  Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares.

Voting in Person at the Annual Meeting

Shareholders of Record.  Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting.  If you choose to vote your shares in person at the Annual Meeting, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Beneficial Owner.  Shares held in street name may by voted in person by you only if you bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date.

Voting on Matters Presented

Election of Directors

The nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.  Shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from the directors as a group, or for each individual nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

PROPOSAL — ELECTION OF DIRECTORS

General

The Company’s Restated Articles of Incorporation allow the Board to set the number of Directors within a range of 5 to 11.  The Articles also authorize the Board to fill any vacancies that may occur on the Board.  The Board has set the number of directors at seven.

Directors are elected for terms of three years or until their successors are elected and qualified.  The Articles provide for staggered terms, with approximately one-third of the directors elected each year.

The Board of Directors has nominated Michael E. Pegram and Daniel R. Peth, each of who are current Board members, for election as directors for three-year terms to expire in the year 2010. Messrs. Pegram and Peth have served as directors of the Company since incorporated in June of 2006 and of the Bank since 1997 and 2000, respectively.

The Board recommends that you vote FOR the nominees to be elected as directors.

If any of the nominees should refuse or be unable to serve, your Proxy will be voted for such persons the Board designates to replace that nominee.  The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.   Directors of the Company also served as directors of the Bank in 2006.

INFORMATION WITH RESPECT TO NOMINEES
AND CONTINUING OTHER DIRECTORS

The following tables set forth certain information with respect to the director nominees and the other continuing directors.

Nominees for Director

Terms Expiring 2010

Name	Age	Tenure	Primary Occupation

Michael E. Pegram	55	Since 1997	Franchise owner of McDonald’s Restaurants

Daniel R. Peth	53	Since 2000	President, John Peth & Sons, Inc .

Continuing Directors

Terms Expiring 2009

Name	Age	Tenure	Primary Occupation

Gerald W. Christensen, C.P.A.	65	Since 2005	Investments

Michael F. Janicki	47	Since 1997	President, Janicki Logging and Construction, Inc.

Richard N. Nelson	64	Since 2002	Owner, Dakota Creek Industries, Inc.

Terms Expiring 2008

Name	Age	Tenure	Primary Occupation

Cheryl R. Bishop	58	Since 1991	CEO of the Company

B. Marvin Omdal	59	Since 1996	Chairman of the Board, Real Estate Investments

Background of Continuing Directors and Nominees

The business experience of each of the directors for the past five years is described below.  Directors of the Company also serve as directors of the Bank.

Cheryl R. Bishop, has been a director of the Company and the Bank since 2006 and 1991, respectively.  She was appointed Chief Executive Officer of the Bank in 2004 and President and Chief Executive Officer of the Company in 2006.  Ms. Bishop began her career with the Bank in June 1962 as a part-time bookkeeper and teller and held a variety of positions including Assistant Cashier, Assistant Vice President and Branch Manager prior to becoming the Chief Executive Officer.

Gerald W. Christensen, C.P.A., has been a director of the Company and the Bank since 2006 and November 2005, respectively, and also served as a director of the Bank from 1986 to 2001.  Mr. Christensen has been the executive manager of Pacific Northwest Properties I, LLC since 1994.

Michael F. Janicki, has been a director of the Company and the Bank since 2006 and 1997, respectively and was elected Vice Chairman of the Board of Directors in 2004.  Mr. Janicki is Vice President of Janicki Machine Design, a family owned venture that has specialized in robotic machining since 1995. He has also been President of Janicki Logging and Construction since 1981; negotiating contract work with major timberland owners, purchasing and overseeing heavy equipment fleet and directing company compliance with environmental regulators.

Richard N. Nelson, has been a director of the Company and the Bank since 2006 and 2002, respectively.  Mr. Nelson has been the owner of Dakota Creek Industries, Inc. since 1999 and was previously co-owner of the shipyard management company that specializes in serving the needs of the marine industry since incorporation in 1975.

B. Marvin Omdal, has been a director of the Company and the Bank since 2006 and 1996, respectively.  Mr. Omdal has served as Chairman of the Board since 2002 and is currently the Chair of the Audit Committee, the Compensation Committee and the Nominating Committee.  Mr. Omdal is self employed and invests in real estate.  Prior to his retirement in 2003, Mr. Omdal served as President of the dairy farm he founded in 1977.

Michael E. Pegram, has been a director of the Company and the Bank since 2006 and 1997, respectively.  Mr. Pegram has been an owner and operater of McDonald’s Restaurants since 1975.

Daniel R. Peth, has been a director of the Company and the Bank since 2006 and 2000, respectively.  Mr. Peth has owned and managed John Peth & Sons, Inc., a ranching and beef cattle facility, since 1995.  Prior to becoming owner, Mr. Peth was co-owner from 1970 to 1995.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance.  The Company and the Bank operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards.  We regularly review and consider various corporate governance standards as suggested by best practices or required by SEC, Nasdaq and other regulatory agencies.  These standards may include Company code of ethics, defining board member expectations, and review of Company committee charters.

Code of Ethics

The Company adopted a Code of Ethics for Senior Financial Officers, which applies to its principal executive officer, principal financial officer, principal accounting officer or controller, and any persons performing similar functions, a copy of which is filed at Exhibit 14 to the Company’s 2006 10-K Report.

Shareholder Communications with the Board of Directors

Shareholders and other interested parties may communicate with the Board by writing to the Chairman of the Board, c/o the Company’s Secretary to the Board, Skagit State Bancorp, Inc., P.O. Box 285, Burlington, Washington 98233. Any such communications will also be reviewed by the Company’s Chief Executive Officer.  If the Chairman and Chief Executive Officer determine that such communications are relevant to, and consistent with, the Company’s operations and policies, they will be forwarded to the entire Board for review and consideration.

Director Independence

As part of its commitment to good business practices and the result of increased regulatory requirements, the Board has implemented certain corporate governance standards, including maintaining an independent board.  The Board has analyzed the independence of each director and nominee and has determined that the following members of the Board meet the applicable laws and listing standards regarding “independence” as determined by Nasdaq and that each such director is free of relationships that would interfere with the individual exercise of independent judgment.  In determining the independence of each director, the Board considered many factors, including any lending relationships with the directors, each of which were made on the same terms as comparable transactions made with other persons.  Such arrangements are discussed in detail in the section entitled “Transactions with Management.”

Based on these standards, the Board determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and shareholder:

Gerald W. Christensen	B. Marvin Omdal
Michael F. Janicki	Michael E. Pegram
Richard N. Nelson	Daniel R. Peth

In addition, based on such standards, the Board determined that Cheryl R. Bishop, who serves as the Company’s Chief Executive Officer, is not independent.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The following sets forth information concerning the Board of Directors and certain Committees of the Company for the year ended December 31, 2006.

Board of Directors

The holding company reorganization was effective June 30, 2006.  Accordingly, the discussion below relates to the Board and Committees of the Company and the Bank collectively, and the reference to “Company” includes both the Company and the Bank. The Company held 18 Board meetings during the fiscal year.  Each director attended at least 75% of the aggregate of (i) the total number of meeting of the Boards of Directors, and (ii) the total number of meetings held by all committees on which he or she served.  The Company encourages, but does not require, the directors to attend shareholder meetings.  Last year, all of our directors attended the annual meeting of the Bank’s shareholders.

Certain Committees of the Board of Directors

The Company has established, among others, an Audit Committee, a Compensation Committee and a Nominating Committee.

The following table shows the membership of the various committees during the year 2006.

Name	Audit	Compensation	Nominating
Cheryl R. Bishop	☐	☒	☒
Gerald W. Christensen	☒	☒	☒
Michael F. Janicki	☒	☒	☒
Richard N. Nelson	☒	☒	☒
B. Marvin Omdal(1)	☒	☒	☒
Michael E. Pegram	☒	☒	☒
Daniel R. Peth	☒	☒	☒

(1)             Mr. Omdal served as Chair for all committees listed above.

Audit Committee.  The Audit Committee is composed of six directors, each of whom is considered “independent” as defined by the Nasdaq listing standards.  Mr. Gerald W. Christensen has been identified as an “audit committee financial expert” under applicable SEC rules. The Audit Committee operates under a formal written charter, a copy of which is attached as Attachment A.  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the outside auditors performing or issuing an audit report, and approves the engagement and fees for all audit and non-audit functions, with the outside auditors reporting directly to the Audit Committee.  The responsibilities of the Audit Committee include (i) reviewing and discussing with management the annual audited financial statements, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements; (ii) reviewing with management and the independent auditors the Company’s quarterly financial statements prior to filing, or if contemplated, before the public release of quarterly results; and (iii) reviewing the adequacy and implementation of the internal auditing,  accounting and financial controls.  The Audit Committee is also responsible for reviewing all related person transactions with the Company.

The Audit Committee oversees and evaluates the adequacy of the Company’s internal and disclosure controls, but management is responsible for developing and implementing the internal controls and the financial reporting process.  The independent accountants are responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards; then issues a report thereon.  The Committee’s responsibility is to monitor and oversee this process.  The Committee held 15 meetings during the year.

Compensation Committee.  The Board has not appointed a separate Compensation Committee and the full board acts in the capacity of the Compensation Committee.  Although the Committee considers recommendations from the Chief Executive Officer when setting compensation for the executive officers, the Chief Executive Officer does not participate in decisions relating to her own compensation.  The remaining six directors are all deemed “independent” as defined by the Nasdaq listing standards.  The Compensation Committee reviews and approves the Company’s retirement and benefit plans, determines the salary and incentive compensation for the Chief Executive Officer and the Chief Credit Officer, and establishes compensation for directors.  The Committee does not operate under a formal charter.  A detailed discussion of the executive compensation process can be found in the “Compensation Discussion and Analysis” section in this proxy statement.

The Compensation Committee is also responsible for setting the compensation to be received by members of the Board of Directors.  The process and procedures used in determining Board compensation is discussed in the section “Compensation of Directors.”  The Committee held 2 meetings during the year.

Nominating Committee.  The full Board acts as the Nominating Committee.  The Committee’s responsibilities include nominating a slate of directors for election at the Company’s annual meeting and appointing directors to fill vacancies as they occur.  The Nominating Committee acts under a formal written charter, a copy of which is attached as Attachment B.

The Nominating Committee will consider nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under “Information Concerning Shareholder Proposals and Director Nominations.”  The Committee evaluates all candidates, including shareholder-proposed candidates, using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time.  The Nominating Committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board.  The Nominating Committee does not anticipate adopting specific minimum qualifications for Committee-recommended nominees, but it will instead evaluate each nominee on a case-by-case basis, including assessment of each nominee’s business experience, involvement in the communities served by the Company, and special skills.  The Nominating Committee will also evaluate whether the nominee’s skills are complimentary to existing Board members’ skills, and the Board’s need for operational, management, financial, technological or other expertise, as well as geographical representation of the Company’s market area.

Committee Reports

Audit Committee Report

The Audit Committee of the Board of Directors makes the following report, which notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Board of Directors has determined that all members of the Audit Committee meet the independence requirements as defined under the Nasdaq listing standards and reaffirmed that each member does not have a material relationship with the Company that would jeopardize the director’s ability to exercise independent judgment.  The Board of Directors has determined that director Christensen meets the definition of “audit committee financial expert” as defined by Item 401 of Regulation S-K.  The committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors.

The Audit Committee has met and held discussions with management and the Bank’s independent accountants.  Management represented to the Committee that the Bank’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited financial statements with management and the independent accountants.  The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Bank’s independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

Based on the Committee’s review of the audited financial statements and the various discussions with management and the independent accountants noted above, the Committee determined to include the audited financial statements in the Company’s 2006 Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

Audit Committee

B. Marvin Omdal (Chairman), Gerald W. Christensen, Michael Janicki,
Richard N. Nelson, Michael E. Pegram and Daniel R. Peth

Compensation Committee Report

The Compensation Committee of the Board of Directors makes the following report, which notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management, and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included as part of this Proxy Statement and 2006 Annual Report on Form 10-K.

Compensation Committee

B. Marvin Omdal (Chairman), Cheryl R. Bishop, Gerald W. Christensen, Michael Janicki,
Richard N. Nelson, Michael E. Pegram and Daniel R. Peth

COMPENSATION OF DIRECTORS

The Company has established a program for director compensation to attract and retain qualified candidates to serve on the Company’s Board.  Directors receive compensation in the form of cash and, as applicable, awards in the form of restricted stock or stock options.  In determining director fees, the company reviewed peer group data through the Milliman, 2006 Northwest Financial Industry Salary Survey.  The Company believes that total compensation for the Company’s directors is reasonable and competitive with our peers and for 2006 was established at approximately the 65th percentile of total cash and equity compensation from the survey.  No separate fees are paid for committee meetings.

2006 Director Fees

For the year 2006 the Company established a program for director compensation in which each director of the Company receives $1,800 per month based on board meeting attendance.  No separate fees are paid for committee meetings.  During 2006, the Compensation Committee made no adjustments to director cash compensation, nor were any stock options or restricted stock awards granted to the Board.

The following table shows compensation paid or accrued for the last fiscal year to the Company’s non-employee directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Total ($)
Gerald W. Christensen	$19,800	$19,800
Michael F. Janicki	$21,600	$21,600
Richard N. Nelson	$19,800	$19,800
B. Marvin Omdal	$21,600	$21,600
Michael E. Pegram	$21,600	$21,600
Daniel R. Peth	$21,600	$21,600

(1)             Represents the Board fees received by each director based on $1,800 per month based on board meeting attendance in 2006.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below shows, as of December 31, 2006, the amount of common stock beneficially owned by (a) each director and director nominee; (b) the executive officers named in the compensation table; (c) all person who are beneficial owners of five percent or more of the Company’s stock; and (d) all of the Company’s directors and executive officers as a group.  Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense.  In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days.  Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned.  Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

Name	Position with Company	Number of Shares		Percentage of Shares

Executive Officers and Directors

Cheryl R. Bishop	Director, President and Chief Executive Officer	67,884	(1)	10.1%
Richard C. Humphrey	Chief Credit Officer	645		*
Carla F. Tucker	Chief Financial Officer	0		*
B. Marvin Omdal	Chairman of the Board	4,060	(2)	*
Gerald W. Christensen	Director	8,225		1.2%
Michael F. Janicki	Director	1,250		*
Richard N. Nelson	Director	1,515		*
Michael E. Pegram	Director	31,303	(3)	4.6%
Daniel R. Peth	Director	5,002		*
Directors and executive officers as a group (9 persons)		119,844		17.7%

*                    Represents less than 1% of the Company’s outstanding common stock

1.                  Includes67,884 shares owned by Bishop Limited Partnership.

2.                  Includes 3,195 shares held by Marvin Omdal, Inc., of which Mr. Omdal is the owner, and 740 shares held by Mr. Omdal’s daughters.

3.                  Includes 31,303 shares owned by AMT Investments, of which Mr. Pegram is the owner.

5% Shareholder

Frontier Financial Corporation 332 SW Everett Mall Way Everett, WA 98213	85,022	12.62%

MANAGEMENT

Executive Officers who are not Directors

The following table sets forth information with respect to the executive officers that are not director nominees or directors of the Company, including employment history for the last five years.  Executive officers are elected annually and serve at the discretion of the Board of Directors.

Name	Age	Position and Five Year Employment History	Tenure as an Officer

Richard C. Humphrey	53	Chief Credit Officer of the Company; Credit Group Manager with the Commercial Banking Division with Washington Mutual from 2001 to 2004	Since 2004
Carla F. Tucker	43	Chief Financial Officer of the Company; VP/Cashier with the Bank from 2000 to 2004	Since 2004

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Board of Directors acts as the Compensation Committee. The Committee does not act under a formal charter. Generally, the committee’s responsibilities include establishing total compensation for the Company’s Chief Executive Officer and Chief Credit Officer, to award non-equity compensation and to establish director compensation. The Chief Executive Officer does not participate in determining her compensation.  The committee has the authority to retain, approve fees for and to terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

Compensation Philosophy

We compensate our executive management through a mix of base salary, bonus and equity compensation designed to be competitive with comparable employers and to align management’s interests with the long-term interests of our stockholders. The intent is to ensure that the Company maintains its ability to attract and retain key employees in key positions and that compensation remains competitive relative to the compensation paid to similarly situated executives of the Company’s peers.

Our compensation decisions are influenced by the executive’s level of responsibility and function with the Company, the overall performance and profitability of the Company and our assessment of the competitive marketplace, including other peer companies. Our compensation setting process consists of establishing targeted overall compensation for each executive officer and then allocating that compensation among base salary and cash and equity incentive compensation. We design incentive compensation to reward company-wide performance plus the achievement of operational goals within areas under the control of the relevant executive officer.

Roles of Executive Officers in Compensation Decisions

The committee makes all compensation decisions for the Chief Executive Officer and Chief Credit Officer and approves recommendations regarding all equity awards.  The Chief Executive Officer does not participate in determining her compensation.  Decisions regarding the non-equity compensation of the Chief Financial Officer are made by the Chief Executive Officer.

Allocation among Components

Under the Committee’s compensation structure, the mix of base salary, cash bonus, and equity compensation varies depending upon the employment level.  In allocating compensation among these elements, the Committee believes that the compensation of its Chief Executive Officer and Chief Credit Officer, the level of management having the greatest ability to influence the Company’s performance, should be significantly performance-based.  However, the Committee recognizes that certain critical control positions, such as the Chief Financial Officer should receive a greater portion of their total compensation in the form of base salary versus incentive to assure sound judgment in decisions that will not be influenced by incentive payouts.  At lower levels of management and staff, the Committee designs incentive compensation, which includes both cash and equity awards, to reward the achievement of specific performance goals within areas under control of the relevant employees, although company-wide performance is also a factor.

2006 Executive Compensation Components

For the year ended December 31, 2006, the principle components of compensation were base salary, incentive/bonus compensation, equity compensation, retirement and other benefits and perquisites and other personal benefits. There is no pre-established policy or target for the allocation between various compensation components.

Targeted Executive Compensation

To help fulfill the objectives of having a compensation program that aligns rewards based on the long-term and strategic performance and goals of the Company, the Company engaged a human resources consulting firm to assist the Company in establishing performance based plans. In addition, the Company engaged outside legal counsel, to prepare and assist in the implementation of the Incentive Stock Plan approved by shareholders in 2005.

In establishing compensation levels, we generally do not consider the equity ownership levels of the recipients.  However, we recognize that our Chief Executive Officer’s equity ownership is large and that it would make it difficult for a competitor to recruit her.  As a result, we subjectively considered her equity ownership in our establishment of her overall targeted compensation.

Chief Executive Officer:  In establishing compensation for the Chief Executive Officer, the committee retained an outside consulting firm to obtain comparable peer information.  These peers included other public financial institutions between $245 million to $1.0 billion in assets located in Washington or Oregon State including Northwest Bancorporation, Cowlitz Bancorp, Timberland Bancorp, Inc., Riverview Bancorp, Inc., Washington Banking Group, Heritage Financial Corporation, Pacific Continental Corporation, Premier Bancorp, Columbia Bancorp and Horizon Financial Corporation.

The overall results of this information provided the starting point for our analysis.  In addition, the committee looked extensively at a number of other factors. We also considered the performance of the Company during the last 2 years and the anticipated level of difficulty of replacing our Chief Executive Officer with someone of comparable experience, skill and knowledge of the community we serve.  The committee believes that the Chief Executive Officer’s total compensation is fair and reasonable.

Chief Credit Officer:  During 2004, the Company retained a recruiter to assist us in locating and hiring a Chief Credit Officer.  To secure an experienced individual as the Company’s new Chief Credit Officer, the Company negotiated and entered into an employment contract with Mr. Humphrey. The contract provided for base salary, bonus or incentive compensation and equity compensation, as well as a Change in Control and Severance plan.  The Employment Agreement also provided for the grant of a restricted stock award for 500 shares which vest equally over a five-year period from the date of grant, and an initial base salary of $174,000. During 2006, the Company replaced Mr. Humphrey’s Employment Agreement with a Change in Control Severance Agreement since the purpose of the Employment Agreement during his transition to the Company had been fulfilled and the Board now wanted to incent him to stay through any potential change in control of the Company.

Chief Financial Officer:  In determining the Chief Financial Officer’s total compensation, the Company reviewed peer group data through the Milliman 2006 Northwest Financial Industry Salary Survey.  The overall results of this information provided the starting point for our analysis.

Base Compensation

Base compensation rewards an executive’s core competency in the executive’s role relative to skills, experience and contributions to the Company and provides for fixed cash compensation based on competitive market information. Base compensation ranges for executive officers are determined for each executive based on the executive’s position and responsibility by using market data.  When determining base compensation, various factors including market data of our peers, internal review of the executive’s compensation, both individually and relative to other officers and individual performance.  Salary levels are typically considered annually.

In determining salary for 2006, the Committee concluded that a base salary of $198,480 was appropriate for our Chief Executive Officer; representing an increase of 5% from 2005.  Similarly for our Chief Credit Officer and Chief Financial Officer, we concluded that an annual base salary of $182,760 and $98,720, respectively, was appropriate, representing a 5% and 4% increase, respectively, from 2005.

Incentive Compensation

A portion of total compensation is allocated to incentives which provides for annual performance-based cash incentive compensation. We designed this incentive compensation to reward company-wide performance plus the achievement of operational goals within areas under the control of the relevant executive officer. There is no pre-established policy or target for this allocation.

The Company determines incentive levels based on the executive’s accountability and impact on Company operations and profitability with target award opportunities that are established as a percentage of base salary.  These targets range from 30% of base salary for the Chief Executive Officer and Chief Credit Officer to 18% for the Chief Financial Officer. For 2006, the Chief Executive Officer, Chief Credit Officer and Chief Financial Officer received $59,544, $54,828 and $18,058, respectively in cash bonus incentive compensation.

Equity Compensation

The 2005 Incentive Stock Option Plan (“Plan”) was approved by the shareholders at the April 20, 2005 Annual Stockholder’s meeting. The Company is authorized to grant options or restricted stock of up to 100,000 shares. This Plan provides the Company the ability to award stock-based compensation to motivate, retain and attract key employees; provides an opportunity for increased equity ownership by executives; and enhances the link between the creation of stockholder value and executive incentive equity compensation.

2006 was the Company’s first year in granting equity compensation under the Plan.  On November 20, 2006, the Company granted incentive stock options to the named executive officers and other key employees.  In addition to this share-based payment Plan, the Company had previously granted a restricted stock award pursuant to Mr. Humphrey’s employment agreement.  It is the intent of the Company to annually re-visit the grant of equity compensation to key employees, including its executive management.  The equity compensation is based and accounted for under FAS-123R, which requires the Company to expense all stock-based compensation.

In determining the number of options or grants, we determined the dollar amount of equity compensation that we wanted to provide and then looked at granting a number of shares of options and/or restricted stock grants that have a fair market value equal to that amount on the date of grant.  All options granted during 2006 were incentive stock options.  In order to qualify as incentive stock options, options granted must meet certain IRS criteria, which include special criteria for employees with 10% or greater ownership in the Company.  Generally, options to executives are granted at a price equal to the fair market value of the stock on the date of grant and have a term of 10 years from the grant date.  Options granted to the Chief Executive Officer (10% owner) are granted at 110% of fair market value on the date of grant and have a term of five years from the grant date.  The Company’s stock is not actively traded or quoted, and no broker makes a market for its stock, as such the “fair market value” is based on the last sales price.  Options and restricted stock awards are time based and vest over a five-year period.  In 2006, 2,000 stock options were awarded to our Chief Executive Officer and 1,000 stock options were granted to the Chief Credit Officer and Chief Financial Officer, respectively, all at the then market price of $161.00 per share, with the exception of the Chief Executive Officer’s options, which were granted $177.10 or 110% of fair market value, as the Chief Executive Officer was an employee and 10% shareholder.

Executive Agreements

The Company does not have a history of Employment Agreements. However, as noted above, during 2004, in conjunction with working with a recruiter, the Company entered into an Employment Agreement with Mr. Humphrey, the Company’s Chief Credit Officer.  The Board determined that in order to secure an experienced individual to fill the position, it needed to present an attractive compensation package to the successful candidate.  The Company has subsequently replaced Mr. Humphrey’s Employment Agreement with a Change in Control Severance Agreement, the terms of which are described under “Executive Compensation — Post Employment and Termination Benefits.”

Retirement and Welfare Plans

Our executives are eligible to participate in employee benefits plans available to our eligible employees. These benefits plans include medical, life and disability insurance and a 401(k) retirement plan.  Under the 401(K) plan, the Company matches 100% of employee contributions up to a maximum of 4% of eligible compensation. In addition, the Company provides for a discretionary amount, which has been 2%, since inception of the plan.

Perquisites and Other Benefits

The Company provides our Chief Executive Officer with the use of a company car for company travel and provides our Chief Credit Officer with a car allowance.  In addition, the Chief Executive Officer receives membership in a golf club, which is to facilitate the Chief Executive Officer’s role as a Company representative in the community.

Director’s Compensation

In determining director fees, the Company reviewed peer group data through the Milliman 2006 Northwest Financial Industry Salary Survey.  Total compensation for the Company’s directors is believed to be reasonable and competitive with our peers and for 2006 was established at approximately the 65th percentile of total cash and equity compensation from the survey.  Currently, all compensation to the Company’s directors is cash compensation.  Each director is paid a monthly fee of $1,800 based on Board meeting attendance. No separate fees are paid for committee meetings. The Company’s 2005 Incentive Stock Plan provides for Equity Compensation to directors.  During 2006, no awards were granted to directors; however the Board of Directors reserves the right to do so in the future.

EXECUTIVE COMPENSATION

The following table summarizes the compensation paid or accrued during the last fiscal year to the Chief Executive Officer, the Chief Financial Officer and the other named executive officer (“Named Executives”), whose total compensation during the last fiscal year exceeded $100,000.  The Bank pays all compensation of the executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)(5)	All Other Compensation ($)	Total ($)
Cheryl Bishop, President and CEO	2006	$220,080	$59,544	$0	$1,069	$17,724	$298,417
Richard Humphrey, Chief Credit Officer	2006	$182,760	$54,828	$12,486	$806	$16,785	$267,665
Carla Tucker, Chief Financial Officer	2006	$98,720	$18,058	$0	$806	$11,478	$129,062

(1)          Includes director fees paid by the Company during the fiscal year 2006 for the benefit of Ms. Bishop in the amount of $21,600.

(2)          Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) and represents the amount vested in 2006 of awards granted in 2004.  The material terms of the award are discussed below under “Post Employment and Termination Benefits.”

(3)          Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) and includes amounts awarded in 2006.  Assumptions used to calculate this amount are included in footnotes to the Company’s audited financial statements for the fiscal year ended 2006, included in the Company’s accompanying Annual Report.

(4)          Includes 401(k) contributions paid by the Company during the fiscal year 2006 for the benefit of the Named Executives as follows:  Ms. Bishop of $12,057; Mr. Humphrey of $11,181; and Ms. Tucker of $6,205.

(5)          Includes insurance premiums paid by the Company during the fiscal year 2006 for the benefit of the Named Executives as follows:  Ms. Bishop of $5,667; Mr. Humphrey of $5,604; and Ms. Tucker of $5,273.

Incentive Stock Plan

On August 18, 2006, the Company adopted the Bank’s 2005 Incentive Stock Option Plan (the “Plan”) and approved amending the Plan to change the name to “Skagit State Bancorp 2005 Incentive Stock Plan”.  The Plan is currently administered by the Board of Directors and has an unlimited duration, however, the Board has the authority to terminate the Plan at any time.  Options granted under the Plan have a term of ten years and are granted at no less than the fair market value of the Company’s common stock at the time of grant; except in the case of an employee owning 10% or more of the Company’s common stock, in which case, the exercise price for an incentive stock option must be no less than 110% of the fair market value at the time of grant.  Because there is no public market for the Company’s common stock, the last sales price of the Company’s common stock is used to determine the “fair market value.”

The restricted stock awards (“Awards”) granted to employees will be evidenced by a written agreement.  Shares that are part of an Award will vest upon the satisfaction of such conditions as the Board may determine.  In the event that such conditions are not satisfied, the related restricted shares are subject to repurchase by the Company or forfeiture.  An employee holding an Award (both vested and unvested) will have dividend and voting rights of a shareholder.

Stock options and restricted stock awards expire 10 years and 5 years, respectively, from the date of grant and are subject to a vesting schedule determined at the time of grant.  As a condition upon receiving the award, the employee must be employed by the Company on the date of the vesting.

During 2006, the Company granted options and restricted stock awards to acquire 14,000 and 1,205 shares, respectively, of the Company’s common stock.  At December 31, 2006, 84,795 shares of the Company’s common stock remain available for future issuance.

Grants of Plan-Based Awards

The following table provides information on the grant of equity and non-equity awards during 2006.

Name	Grant Date	All Other Option Awards: Number Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Cheryl Bishop	11/20/2006	2,000	$177.10	$46,500
Richard Humphrey	11/20/2006	1,000	$161.00	$35,070
Carla Tucker	11/20/2006	1,000	$161.00	$35,070

(1)             The stock options vest equally over a five-year period on the anniversary of the date of grant and become fully vested in 2011, subject to certain conditions, as discussed in the section “Executive Compensation —Incentive Stock Plan.” The Company has no public market for its stock, therefore, the fair market value of the stock option (exercise price) is based on the last sales price of the Company’s common stock on November 15, 2006 ($161.00), with the exception of Ms. Bishop’s award which as an employee and 10% shareholder is based on 110% of the fair market value ($177.10).  The material terms of the awards are discussed above.  Information regarding the stock options and restricted stock awards can also be found in footnote 8 to the Company’s financial statements, included in the accompanying Annual Report.

Option Exercises and Stock Vested

The following table provides information on option exercises and stock vested during the fiscal year 2006.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard Humphrey	100	$15,000

(1)             Value realized represents the excess of the fair market value of the shares at the time of vesting over the exercise price.

Outstanding Stock Awards at Fiscal Year-End

The following table provides information on all outstanding awards at fiscal year end 2006.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Cheryl Bishop	2,000	$177.10	11/20/2016	0	$0
Richard Humphrey	1,000	161.00	11/20/2016	300	48,300
Carla Tucker	1,000	161.00	11/20/2016	0	0

(1)             The stock options vest equally over a five-year period on the anniversary of the date of grant.

(2)             The stock awards vest 100 shares on 8/4/07, 8/4/08 and 8/4/09.

401(k) Profit Sharing Plan

The Bank maintains a 401(k) Plan covering substantially all employees.  Under the 401(k) Plan, participants may defer a percentage of their compensation, the dollar amount of which may not exceed the limit as governed by law.  The Bank matches 100% of each eligible employee’s elected contributions, up to 4% of the employee’s annual compensation.  At the discretion of the Board of Directors, the Bank also makes an annual profit sharing contribution of 2%.  The 401(k) Plan provides that contributions made by the employee are 100% vested immediately upon the participant’s Effective Date (as defined in the 401(k)Plan).  Contributions made by the employer vest 20% upon completion of two years of employment, and vest 20% annually thereafter, and are fully vested in the sixth year.

A committee of the Bank acts as the Plan Administrator of the 401(k) Plan, and two independent directors of the Bank serve as Plan Trustees.  The Plan trustees determine the general investment options, and the Plan participants select their individual investment elections.

Post Employment and Termination Benefits

Richard Humphrey’s Change in Control Severance Agreement.  The Company and the Bank entered into a Change in Control Severance Agreement with Richard Humphrey, effective August 15, 2006, which supercedes and replaces his Employment Agreement dated August 4, 2004.  Under this agreement, if the Company (i) terminates Mr. Humphrey’s employment without cause or resigns for good reason (each of which is defined in the agreement) and within eighteen months thereafter the Company enters into or announces an agreement for a Change in Control, which Change in Control is consummated; or (ii) if a Change in Control is consummated while Mr. Humphrey is employed by the Company and he is not offered a Comparable Position (as defined in the agreement) with the acquiring company, the Company shall pay Mr. Humphrey’s a single cash payment in an amount equal to two times the greater of (a) his highest compensation (as reportable on IRS W-2 form) received by the Company during any of the most recent three calendar years; or (b) 130% of his base compensation as of the date on which he is terminated.  If, within two years after accepting a Comparable Position, Mr. Humphrey’s employment is terminated without cause or he resigns for good reason, he shall receive the Closing-Based Change in Control Payment (as defined in the agreement) less the amount of any salary, bonuses and other cash compensation earned by Mr. Humphrey and paid to him by the acquiring company following the closing of the Change in Control through the date of such termination or resignation; provided, that in no event shall he receive less than one times his highest compensation (as reportable on IRS W-2 form) received from the Company during any of the most recent three calendar years ending before, or simultaneously with, the date on which the Change in Control occurred.  Payments made under Mr. Humphrey’s agreement are limited to the provisions of Section 280G(b)(2)(A) and Section 409A of the Internal Revenue Code.

Mr. Humphrey will continue to be entitled to the unvested portion of the 500 shares of common stock granted pursuant to the Employment Agreement, of which 200 have vested, and the remaining 300 shares will vest in 100 share increments on each of the anniversary dates of August 4, 2007, 2008 and 2009, provided that he remains employed by the Company on each such anniversary date.  Should his employment terminate prior to any such anniversary date, Mr. Humphrey will not be entitled to any prorated stock grant for the period after the most recent anniversary date on which vesting occurred, or to any of the remaining unvested stock grants.  Any unvested shares shall be forfeited back to the Company automatically.  In the event Mr. Humphrey is terminated in connection with a Change in Control, the remaining 300 shares will become fully vested as of the date of his termination.

The table below shows the maximum amounts that could be paid to Mr. Humphrey, under his agreement.  The following information is based on (i) Mr. Humphrey’s salary at December 31, 2006; and (ii) assumes the triggering event was December 31, 2006.

	Termination without cause prior to Change in Control	Change of Control Payment Due at Closing	Termination without cause following Change in Control	Total Payments to Executive(1)
	Salary(1)	Salary(1)	Salary(2)
Richard Humphrey	$475,176	$475,176	$475,176	$475,176

(1)             Represents amount equal to two times the greater of (a) his highest compensation received by the Company; or (b) 130% of his base compensation as described in detail above.

(2)             Represents Closing-Based Change in Control Payment less any amount paid to Mr. Humphrey following closing of Change in Control.

TRANSACTIONS WITH MANAGEMENT

Transactions between the Company or its affiliates and related persons (including directors and executive officers of the Company and the Bank, or their immediate family) must generally be approved by the Audit Committee (or comparable committee of independent disinterested directors), in accordance with the policies and procedures set forth in the policy governing Related Persons Transactions adopted by the Board of Directors.  Under the Related Persons Transaction Policy, a transaction between a “related person” shall be consummated only if the designated committee, or a majority of the disinterested independent members of the Board, approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

During 2006, the Bank has had, and expects to have in the future, banking transactions, including loans, in the ordinary course of business with directors, executive officers, their immediate family members and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, which transactions do not involve more than the normal risk of collection or present other unfavorable features.  All such loans were made in the ordinary course of the Bank’s business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and in the opinion of management, do not involve any undue credit risk to the Bank.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, (“Section 16(a)”) requires that all of our executive officers and directors and all persons who beneficially own more than 10 percent of the Company’s common stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company’s securities.  The Company has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

Based solely upon our review of the copies of the filings which we received with respect to the fiscal year ended December 31, 2006, or written representations from certain reporting persons, the Company believes that all reporting persons made all filings required by Section 16(a) in a timely manner except for the Form 5 filed on behalf of Richard Humphrey.  As referenced above, Mr. Humphrey was granted 500 shares of common stock pursuant to his Employment Agreement and as of December 31, 2006, 300 of these shares remained unvested. A Form 5 was filed by the Company to rectify and report these unvested shares that should have been reported.

AUDITORS

Moss Adams LLP, Certified Public Accountants, performed the audit of the consolidated financial statements for the years ended December 31, 2006 and 2005.  Representatives of Moss Adams LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire.  They will also be available to respond to appropriate questions.

Fees Paid to Independent Auditors

During the fiscal years ended December 31, 2006 and 2005, fees paid to the Company’s independent auditors, Moss Adams LLP, are set forth below:

Fee Category	Fiscal 2006	% of Total	Fiscal 2005	% of Total
Audit Fees	$95,400	81.7%	$94,957	82.7%
Audit-Related Fees	$4,180	2.0%	1,450	1.3%
Tax Fees	$15,400	13.7%	15,150	13.2%
All Other Fees	$1,000	2.6%	3,250	2.8%
Total Fees	$115,980	100.0%	$114,807	100.0%

Audit Fees.  The fees billed to the Company by Moss Adams were for professional services rendered in connection with the audit of our financial statements and review of internal control over financial reporting, interim financial statements included in the Company’s Form 10-Q’s and services to the Company in connection with statutory or regulatory filings or engagements.

Audit-Related Fees.  Consists of fees paid to Moss Adams principally due to expenses relating to S-8 filing and other services.

Tax Fees.  Consists of fees billed for tax compliance, tax advice, preparation of tax return and tax planning.

All Other Fees.  Consists of fees primarily due to consulting expenses on various topics.

For the fiscal year 2006 the Board considered and deemed the services provided by Moss Adams LLP compatible with maintaining the principal accountant’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and significant permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services, compliance services, consulting services and other services.  For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.  The Audit Committee may delegate pre-approval to one or more of its members.  Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting.  In the event other matters are presented for a vote at the Meeting, the Proxy holders will vote shares represented by properly executed Proxies in their discretion in accordance with their judgment on such matters.

At the Annual Meeting, management will report on the Company’s business and shareholders will have the opportunity to ask questions.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholders may submit proposals for consideration at future annual shareholder meetings, including director nominations.

Shareholder Proposals

In accordance with applicable SEC rules, in order for a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement for next year’s annual meeting, the written proposal must be received by the Company no later than November 23, 2007.  Such proposals need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.  The Chairman is not required to consider any shareholder proposals made from the floor at the annual meeting.  In addition, if the Company receives notice of a shareholder proposal after February 9, 2008, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

Director Nominations

In accordance with applicable SEC rules, the Board has adopted procedures for the nomination of director candidates by Company shareholders. In order to recommend that the Nominating Committee consider a person for inclusion as a director nominee in the Company’s proxy statement for next year’s annual meeting, the Company must receive any such recommendations no later than, November 23, 2007.  In addition, the notice of recommendation must meet all other requirements set forth in the procedures adopted by the Board. Such recommendations should be sent to the attention of the Secretary to the Board.

You may contact Donna Weaver, the Company’s Secretary to the Board, for a copy of the detailed procedures regarding the requirements for nominating a director for consideration by the Nominating Committee.

AVAILABLE INFORMATION

The Company currently files periodic reports and other information with the SEC.  Prior to the holding company formation, the Bank filed its periodic reports with the Federal Deposit Insurance Corporation.  Such information and reports may be obtained as follows:

For copies of the Company’s reports

•                  Read and copied at the SEC’s Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549.  (You may want to obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.)

•                  On the SEC Internet site at www.sec.gov

•                  Accessing the Bank’s website at www.skagitbank.com

For copies of the Bank’s reports

•                  Copied at the FDIC’s Accounting/Securities Section, FDIC F-6043, 3501 N. Fairfax Dr., Arlington, Virginia (202) 898-8913.

REPORTS TO SHAREHOLDERS

A copy of the 2006 Annual Report to Shareholders is included with this Proxy Statement.  Written requests for the Company’s Annual Report or Quarterly Reports or other information requests should be addressed to Donna L. Weaver, Secretary to the Board, Skagit State Bancorp, Inc., 301 East Fairhaven Avenue, P. O. Box 285, Burlington, Washington 98233.

March 26, 2007

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Cheryl R. Bishop
President & Chief Executive Officer

ATTACHMENT A

SKAGIT STATE BANCORP, INC.

AUDIT COMMITTEE CHARTER

(Adopted By Skagit State Bank February 19, 2003 and revised February 24, 2004)
(Adopted by Skagit State Bancorp, Inc. August 15, 2006)

A.                                   The Audit Committee is appointed by the Skagit State Bancorp, Inc. (“Bancorp”) Board of Directors (“Board”) to assist the Board in monitoring (a) the integrity of the financial statements of Bancorp, (b) the compliance by Bancorp with applicable legal and regulatory requirements and (c) the independence and performance of Bancorp’s internal and external auditors.

B.                                     The members of the Audit Committee will meet the independence and financial experience requirements of the Nasdaq Stock Market, Inc. or a national securities exchange, in either case as approved by the Securities and Exchange Commission (“SEC”), as such requirements may be modified or supplemented from time to time.  No member of the Audit Committee will receive compensation other than director’s fees from the Company.  The SEC rules require disclosure of whether or not an audit committee has at least one “audit committee financial expert” within the meaning of rules promulgated under the Sarbanes-Oxley Act of 2002.  The Audit Committee will use its best efforts, in cooperation with the Board, to add a member who meets the criteria of an “audit committee financial expert,” if no current member of the Audit Committee meets such criteria.  The “audit committee financial expert” criteria as in affect on the date of this Charter, are set forth in Exhibit A.  The members of the Audit Committee will be all outside Board members.

C.                                     The Audit Committee will have the authority to retain special legal, accounting or other consultants to advise the Committee.  The Audit Committee will determine, in its capacity as a committee of the Board, the appropriate funding necessary to compensate any advisors to the Audit Committee, and will work with the Board as a whole to ensure that such funds are provided pursuant to Bancorp’s responsibility to do so.  The Audit Committee may request any officer or employee of Bancorp or the Bank or Bancorp’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

D.                                    The Audit Committee will make regular reports to the Board.

E.                                      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Bancorp’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  This is the responsibility of management and the independent auditor.

F.                                      The Audit Committee shall:

1.                                       Be directly responsible for the appointment, compensation, retention and oversight of the work of Bancorp’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting).  Bancorp’s independent auditors will report directly to the Audit Committee.

2.                                       Pre-approve all auditing and permissible non-audit services to be provided to Bancorp by Bancorp’s independent auditors, except for certain de minimus services as defined in the Sarbanes-Oxley Act of 2002.  A description of non-audit services and de minimus services is set forth in Exhibit B.

3.                                       Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

4.                                       Review the annual audited financial statements with Bancorp’s management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect Bancorp’s financial statements.

5.                                       Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of Bancorp’s financial statements.

6.                                       Review with management and the independent auditor Bancorp’s quarterly financial statements prior to the filing of its Form 10-Q or, if contemplated, before the public release of quarterly results.

7.                                       Meet periodically with management to review Bancorp’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

8.                                       Review major changes to Bancorp’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditing firm or management.

9.                                       Appoint the independent auditor, which firm is directly accountable to the Audit Committee.

10.                                 Review and approve the fees to be paid to the independent auditor.

11.                                 Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

12.                                 Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor.

13.                                 Review the appointment and replacement of the internal auditing firm.

14.                                 Review the significant reports to management prepared by the internal auditing firm and management’s responses.

15.                                 Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

16.                                 Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

17.                                 Obtain reports from management, Bancorp’s internal auditing firm and the independent auditor that Bancorp’s subsidiary entities are in conformity with applicable legal requirements.

18.                                 Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit.

19.                                 Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and Bancorp’s response to that letter.  Such review should include:

i.                                          Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

ii.                                       Any changes required in the planned scope of the internal audit.

iii.                                    The internal audit (compliance) department responsibilities, budget and staffing.

20.                                 Advise the Board with respect to Bancorp’s policies and procedures regarding compliance with applicable laws and regulations.

21.                                 Review with Bancorp’s corporate securities counsel, legal matters that may have a material impact on the financial statements, Bancorp’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

22.                                 Meet at least quarterly with the Chief Financial Officer and the independent auditor and as necessary, with the internal auditing firm in separate executive sessions.

24.                                Maintain procedures for the receipt, retention and treatment of complaints received by Bancorp regarding financial statements, disclosures, accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees of Bancorp or the Bank regarding the same.  Such procedures are set forth in Exhibit C

Exhibit A

Audit Committee Financial Expert

A person who has, through education and experience:

a.                                       An understanding of financial statements and generally accepted accounting principles;

b.                                      An ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

c.                                       Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

d.                                      An understanding of internal controls and procedures for financial reporting; and

e.                                       An understanding of audit committee functions.

A person will need to possess all of the attributes listed above to qualify as an “audit committee financial expert.”(1)  A person can acquire such attributes through any one or more of the following means:

a.                                       education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or experience in one or more positions that involve the performance of similar functions;

b.                                      experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, or experience overseeing or assessing the performance of companies or public auditors with respect to the preparation, auditing or evaluation of financial statements; or

c.                                       other relevant means.

(1)             The “audit committee financial expert” will also be deemed to be covered by the safe harbor set forth in Section 11 of the Securities Act of 1933, and the designation of a person as an audit committee financial expert does not impose any duties, obligations or liabilities on the person that are greater than those imposed on other members of the audit committee.

Exhibit B

Non-Audit and De Minimus Services

Prohibited Non-Audit Services

The following non-audit services may not be performed for Bancorp by any accounting firm (or any associated person of such accounting firm), that contemporaneously performs for Bancorp any audit required under the Securities Exchange Act of 1934 or under the rules of the Public Company Accounting Oversight Board (“PCAOB”) upon its establishment:

•                  Bookkeeping or other services related to the accounting records or financial statements of Bancorp;

•                  Financial information systems design and implementation;

•                  Appraisal or valuation services, fairness opinions, or contributions-in-kind reports;

•                  Actuarial services;

•                  Internal auditing outsourcing services;

•                  Management functions or human resources;

•                  Broker or dealer, investment adviser, or investment banking services;

•                  Legal services and expert services unrelated to the audit; and

•                  Any other service that the PCAOB determines, by regulation, is impermissible.

De Minimus Services

Non-audit services, including tax services that are not described in the list above may be provided by Bancorp’s independent auditors, only if the activity has been approved in advance by the Committee.  However, such pre-approval will not be required with respect to the provision of non-audit services for Bancorp, if:

•                  The aggregate amount of all such non-audit services provided to Bancorp constitutes not more than 5% of the total amount of revenues paid by Bancorp to such independent auditors during the fiscal year in which the non-audit services are provided;

•                  Such services were not recognized by Bancorp at the time of the engagement to be non-audit services; and

•                  Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee (who are members of the Board of Directors) to whom authority to grant such approvals has been delegated by the Committee.

Exhibit C

Complaint Procedures

Bancorp shall forward to the Audit Committee of the Board of Directors (the “Committee”) any complaints that it receives regarding financial statement disclosures, accounting, internal controls, or auditing matters (“Financial Disclosure Matters”).

Any Bank employee may submit, on a confidential, anonymous basis (if the employee so desires), any concerns regarding Financial Disclosure Matters by setting his concerns in writing and forwarding them in a sealed envelope to the Chair of the Audit Committee, in the care of the Corporate Secretary.  The envelope should be labeled with “To be opened by the Audit Committee only” or a similar legend.  If the employee wishes to discuss the matter with the Audit Committee, he or she should indicate this in the complaint and provide contact information.  The Corporate Secretary shall promptly forward unopened any such envelopes to the Committee.

The Committee shall review and consider complaint it has received at each meeting and take appropriate action in order to respond thereto.

The Committee shall retain any such complaints for a period of no less than seven years.

Attachment  B

SKAGIT STATE BANCORP, INC.

NOMINATING COMMITTEE CHARTER

(Adopted By Skagit State Bank February 24, 2004)
(Adopted by Skagit State Bancorp, Inc. December 19, 2006)

I.              COMPOSITION AND QUALIFICATIONS

The Nominating Committee (the “Committee”) of the Board of Directors of the Company shall be comprised of three or more members of the Board of Directors, each of whom will meet the independence standards set forth in applicable Nasdaq rules.

II.            APPOINTMENT AND REMOVAL

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause by a majority vote of the Board of Directors.

III.           DUTIES AND RESPONSIBILITIES

The duties of the Nominating Committee of the Board of Directors are as follows:

1.               Make recommendations regarding the size and composition of the Board.

2.               Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

3.               Recommend director nominees for selection by the full board and election at the next annual meeting of stockholders or appointment between annual meetings.

4.               Determine the appropriate committee structure of the Board and, in fulfilling the Committee’s responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

5.               Recommend Board committee assignments and any changes to such assignments.

6.               Establish and recommend to the Board criteria for the selection of new directors to serve on the Board.

7.               Oversee the evaluation of the Board members.

8.               Make periodic recommendations for improving the Board’s effectiveness and discuss annually with the full Board its effectiveness.

9.               Have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

10.         Report regularly to the Board of Directors.

11.         The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee.

B-1

SKAGIT STATE BANCORP, INC.

PROXY

PLEASE SIGN AND RETURN IMMEDIATELY

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints B. Marvin Omdal or _______________, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of common stock of Skagit State Bancorp, Inc. (the “Company”) held of record by the undersigned on March 20, 2007, at the annual meeting of shareholders to be held on April 18, 2007, or any adjournment of such Meeting.

1.                                      ELECTION OF DIRECTORS

A.                                   I vote FOR all nominees listed below  ☐

Michael E. Pegram   ♦   Daniel R. Peth

B.                                     I WITHHOLD AUTHORITY to vote for all nominees in the list above  ☐

C.                                     I WITHHOLD AUTHORITY to vote for any individual whose name I have struck a line through in the list above  ☐

2.                                      WHATEVER OTHER BUSINESS may properly be brought before the meeting or any adjournment thereof.

THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” AND WILL BE VOTED “FOR” THE PROPOSITION LISTED ABOVE UNLESS AUTHORITY IS WITHHELD, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting.  However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

The Board of Directors recommends a vote “FOR” the listed propositions.

DATED:	, 2007	No. of Shares Owned:

Signature

Signature

(Please Print Name)

WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN,
PLEASE GIVE FULL TITLE. IF MORE
THAN ONE TRUSTEE, ALL SHOULD SIGN.
ALL JOINT OWNERS MUST SIGN.